EXHIBIT 10.4

Eric Johnson                                                                                                                     March 11, 2014
American Midwest Oil & Gas Corp.
2812 1st Ave. N, Suite 424
Billings, MT 59101-2312

RE:	Gas Purchase Contract dated March 1, 2008, between ROC Gathering LLP (ROCG) and Targe Energy Exploration & Production LLC (Producer), Toole County, Montana.

Dear Eric:

Thank you for the opportunity to continue our gathering relationship through your assumption as the successor to the original Targe Gas Purchase Contract.  Pursuant to the terms of that Master Agreement, this letter agreement extends the contract for the period chosen below.  As always, we offer you the ability to choose your pricing mechanism.  Please initial one option, sign below and fax or email it back to our offices in a timely manner.

____	Market Safe™ Fixed Price: ROCG will pay the Producer $2.70/mmbtu at the wellhead for all gas delivered for all months from March 1, 2014 through June 30, 2015.

_X__	Index Price: ROCG will pay the Producer the AECO monthly price minus $1.00 for gather, multiplied by 90% for fuel loss for each month from March 1, 2014 thru June 30, 2015.

____	Two Year+ Market Safe™ Fixed Price: ROCG will pay the Producer $2.40/mmbtu at the wellhead for all gas metered from March 14, 2014 thru June 30, 2016.

This offer and pricing is valid if received in our office by March 14, 2014. Please call us at 406-873-2591 if you have any questions. Thank you for the opportunity to help.

Continued Success,

Barbara Ranck-Perry
Managing Partner
Agreed to and accepted the 14th day of March, 2014.

Signed: /s/Eric H. Johnson .

Name: Eric H. Johnson	Title: VP Exploration